UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a copy of a press release of Tronox Limited (the “Company”), dated August 1, 2012, reporting the Company’s financial results for the fiscal quarter ended June 30, 2012. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

John William Logan Armstrong resigned from his position as a member of the Company’s board of directors (the “Board”), effective July 31, 2012. Mr. Armstrong’s resignation from his position as a director was not the result of any disagreements between Mr. Armstrong and the Company on any matters relating to the Company’s operations, policies or practices.

Election of Director

On August 1, 2012, Peter Johnston was elected as a member of the Board, effective August 1, 2012. Mr. Johnston has not been appointed to any committees of the Board as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Tronox Limited, dated August 1, 2012, reporting Tronox Limited’s financial results for the fiscal quarter ended June 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2012

TRONOX LIMITED

By:	/s/ Michael J. Foster
Michael J. Foster
Senior Vice President - General Counsel and
Secretary

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